Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-182450) of our report dated March 25, 2013, relating to the consolidated financial statements of Sunshine Financial, Inc. and Subsidiary appearing in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
April 1, 2013